Exhibit 24(b)(8.8) Third Amendment to the Amended and Restated Selling and Services Agreement and Participation Agreement

This Third Amendment dated as of July 8, 2011 by and between ING Life Insurance and Annuity
Company ("ING Life"), ING Institutional Plan Services, LLP ("ING Institutional"), ING Financial Advisers,
LLC ("ING Financial")(collectively "ING"), and Fred Alger & Company, Incorporated ("Distributor"), is
made to the Amended and Restated Selling and Services Agreement and Fund Participation Agreement dated as of May 1, 2008, as amended February 5, 2009 and October 1, 2009 (the "Agreement"). Terms
defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to make additional funds available under the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.	Schedule B to the Agreement is hereby deleted in its entirety, and replaced with the attached Schedule B.

2.	Schedule C to the Agreement is hereby deleted in its entirety, and replaced with the attached Schedule C.

3.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND ANNUITY COMPANY	FRED ALGER & COMPANY, INCORPORATED

By: /s/ Lisa S. Gilarde Name: Lisa S. Gilarde Title: Vice President	By: /s/ Hal Liebes Name: Hal Liebes Title: Chief Operating Officer, Chief Legal Officer

ING FINANCIAL ADVISERS, LLC	ING INSTITUTIONAL PLAN SERVICES, LLC

By: /s/ David Kelsey Name: David Kelsey Title: COO/VP	By: /s/ Lisa S. Gilarde Name: Lisa S. Gilarde Title: Vice President

SCHEDULE B

List of Available Funds

All Class A shares of Alger Funds All Class I shares of Alger Funds All Class I-2 shares of Alger Funds All Class R shares of Alger Funds All Class Z shares of Alger Funds

2

SCHEDULEC Fee Schedule

As compensation for the services ING renders under the Agreement, Distributor will pay a fee to ING equal to on an annual basis the rate set forth below multiplied by the average daily value of the assets in
ING accounts in the Funds.

Share Class	A	I	I-2	R	Z
12b-l Fees	___%	N/A	N/A	___%	N/A
Shareholder Servicing Fees	N/A	___%	N/A	___%	N/A
Sub-Accounting Fees	____%	___%	N/A	___%	N/A
Additional Payments from Legitimate Profits of Fred Alger Management, Inc.	___%	___%	___%	N/A	___%
Total Fees	___%	___%	___%	___%	___%

3